Exhibit 16.1

August 11, 2015

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K dated August 11, 2015 of 5V, Inc. and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in item 4.01.

Sincerely,

/s/ Keith K Zhen

Keith K. Zhen, CPA

Brooklyn, New York